Exhibit 10.06

CLIFFORD CHANCE US LLP

EXECUTION VERSION

DATED AS OF SEPTEMBER 27, 2023
ALLEGIANT TRAVEL COMPANY, as Guarantor and BANK OF UTAH, as Security Trustee
ALLEGIANT GUARANTEE AGREEMENT

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TABLE OF CONTENTS
Page

1. The Guarantee	1
2. Representations and Warranties of the Guarantor	3
3. Covenants of the Guarantor	5
4. Miscellaneous	6
5. Reorganization of Payment Obligation	8
6. No Set-Off	8

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ALLEGIANT GUARANTEE AGREEMENT dated as of September 27, 2023 (this "Agreement") is between ALLEGIANT TRAVEL COMPANY, a corporation organized under the laws of the State of Nevada (the "Guarantor") and BANK OF UTAH, not in its individual capacity but solely as security trustee on behalf of the Secured Parties (in such capacity, together with its successors and assigns, the "Security Trustee"), under that certain Credit Agreement dated as of the date hereof (as at any time modified, supplemented and amended, the "Credit Agreement") among Sunrise Asset Management, LLC, a Nevada limited liability company (the "Borrower"), BNP Paribas as administrative agent (in such capacity, the "Administrative Agent"), the Security Trustee, and each of the lenders party thereto (the "Lenders"). Unless otherwise defined herein, defined terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Security Trustee have entered or will enter into the Credit Agreement and the other Basic Documents to which each of them is or will be a party;
WHEREAS, the Borrower, as lessor, and Allegiant Air, LLC (the "Lessee", and together with the Borrower, the "Guaranteed Parties" and each a "Guaranteed Party") have entered or will enter into the Leases in respect of the Aircraft;
WHEREAS, the Guarantor wishes, in furtherance of its corporate purposes and in order to induce the Lenders to enter into the transaction contemplated by the Credit Agreement, to guarantee, whether scheduled or contingent, liquidated or undetermined, now or hereafter existing (including all such amounts which would become due but for the operation of the automatic stay under section 362(a) of the United States Bankruptcy Code, 11 U.S.C. § 362(a), and the operation of sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. § 502(b)): (i) prompt payment by the Borrower in full when due of all amounts payable pursuant to the Credit Agreement and the other Basic Documents and (ii) complete performance by (x) the Borrower of its agreements in the Credit Agreement and the other Basic Documents and (y) the Lessee of its obligations under the Leases, excluding (aa) Lessee payment obligations thereunder and (bb) other than the requirement to deliver an Aircraft to the Security Trustee (if Lessee is so directed) following delivery to Lessee of a Relevant Notice under the Lessee Consent or as required by Applicable Law, Lessee obligations to comply with any return/redelivery requirements thereunder (all the foregoing obligations being collectively referred to herein as the "Guaranteed Obligations") and, in order to guarantee the Guaranteed Obligations, is executing and delivering this Agreement; and
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in order to induce the Lenders to enter into the transaction contemplated by the Credit Agreement, the Guarantor covenants and agrees with the Security Trustee, on behalf of the Secured Parties, as follows:
1.The Guarantee.
(a)The Guarantor absolutely, irrevocably and unconditionally guarantees, as primary obligor and not merely as surety, the due and punctual payment in full, observance and performance of the Guaranteed Obligations (whether on stated due dates, by acceleration or otherwise), the foregoing guarantee (in respect of payment obligations) constituting hereby a guarantee of payment and not of collection.
(b)The Guarantor hereby irrevocably waives (i) any right of subrogation, (ii) notice of acceptance hereof, and of any action taken or omitted in reliance hereon, (iii) presentment for

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payment, observance or performance upon any Guaranteed Party, demand of payment, observance or performance from any Guaranteed Party, protest or notice to any Guaranteed Party of failure to pay, observe or perform or notice to the Guarantor of any default in the payment, observance or performance by any Guaranteed Party of any Guaranteed Obligations, except as otherwise expressly stated herein, (iv) any requirement of diligence or promptness on the part of the Security Trustee or any Secured Party in making demand, commencing suit or exercising any other right or remedy under any of the Basic Documents and (v) any right to require the Security Trustee or any Secured Party to exercise any right or remedy against any Guaranteed Party or any other Person or entity prior to enforcing any right of the Security Trustee or any Secured Party against the Guarantor hereunder.
(c)The obligations of the Guarantor hereunder shall be absolute, unconditional and continuing under any and all circumstances and shall be performed by the Guarantor regardless of (a) whether any Guaranteed Party, the Guarantor, any Secured Party or the Security Trustee shall have taken or failed to take any steps to collect or enforce any obligation or liability from any Guaranteed Party, or shall have otherwise exercised or failed to exercise any rights, powers or remedies under any of the Basic Documents against any Guaranteed Party and shall in no way be affected or impaired by (and no notice to the Guarantor shall be required in respect of) any compromise, waiver, settlement, release, extension, change in or modification of any of the Guaranteed Obligations, (b) the disaffirmance or rejection or purported disaffirmance or purported rejection of any of the Basic Documents in any insolvency, bankruptcy or reorganization proceedings relating to any Guaranteed Party or the Guarantor, (c) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any of the Basic Documents or any of the Security Trustee's or any Secured Party's rights, powers or remedies thereunder as against any Guaranteed Party or which might cause or permit to be invoked any alteration in the time, amount, manner of payment or performance of any of the obligations and liabilities of any Guaranteed Party, (d) any failure of any Guaranteed Party to comply with the requirements of any federal, state or local law, regulation or order of any political subdivision or agency thereof, (e) the occurrence and continuance of any Default or Event of Default or Lease Event of Default, (f) the merger or consolidation of any Guaranteed Party into or with any corporation or other entity or the sale by any Guaranteed Party of all or any part of its assets, (g) whether the Security Trustee or any Secured Party shall have taken or failed to take any steps to mitigate damages, (h) any other circumstance which might otherwise constitute a defense available to or a discharge of any Guaranteed Party in respect of its obligations or liabilities under any of the Basic Documents, or (i) any other act or omission to act by the Security Trustee or any other Person or entity or any other circumstances whatsoever (with or without notice to or the knowledge of the Guarantor), whether similar or dissimilar to the foregoing, which may or might in any manner or to any extent vary the risk of the Guarantor, or otherwise constitute a legal or equitable discharge of a surety or the Guarantor; it being the purpose and intent of the Guarantor and the Security Trustee that this Agreement and the obligations and liabilities of the Guarantor hereunder shall be absolute, unconditional and continuing under any and all circumstances and shall not be discharged except by payment, observance and performance in full of all the Guaranteed Obligations.
(d)Notwithstanding anything to the contrary contained in this Section 1, (i) the Guarantor may assert as a defense to any claim by the Security Trustee or any Secured Party for payment or performance of the Guaranteed Obligations any valid defense, claim, set-off or deduction which any Guaranteed Party could reasonably have asserted against such party in respect of such claim as the borrower under the Credit Agreement to the extent that such claim made by the Security Trustee or any Secured Party was not available to be made by the Security Trustee or any Secured Party under the Credit Agreement; provided, that for the avoidance of doubt, the Guarantor may not assert such defense to the extent that any defense, claim, set-off or deduction available to any Guaranteed Party is only made available under any insolvency,

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bankruptcy or reorganization proceedings relating to such Guaranteed Party and (ii) to the extent that any Guaranteed Party is relieved of any of the Guaranteed Obligations under the terms of any of the Basic Documents other than in connection with an insolvency, bankruptcy or reorganization proceedings, or any of the Guaranteed Obligations are compromised, settled, waived, released or extended in a writing signed by the party making such claim, or the terms of any of the Guaranteed Obligations or of the Basic Documents in respect thereof are validly amended or modified other than in connection with an insolvency, bankruptcy or reorganization proceedings, the Guarantor shall be similarly relieved of its corresponding liabilities and obligations with respect to such Guaranteed Obligations and/or shall be entitled to the benefit of any such compromise, settlement, waiver, release, extension, amendment or modification.
(e)The Guarantor agrees to pay all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred in connection with the enforcement of the obligations of any Guaranteed Party after the occurrence and during the continuance of an Event of Default, to the extent that such costs and expenses are not paid by such Guaranteed Party or otherwise and in connection with the enforcement of the obligations of the Guarantor under this Agreement after the occurrence and during the continuance of an Event of Default.
(f)If any payment of any Guaranteed Obligations is rescinded or must otherwise be returned by the Security Trustee or any Secured Party as a result of any law or an order issued in a bankruptcy or insolvency proceeding relating to any Guaranteed Party or otherwise, the amount so repaid shall not be deemed to have been paid and shall be deemed to be outstanding and the guaranty of the Guarantor hereunder in respect of such payment shall be reinstated and shall remain in full force and effect.
2.Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants to the Security Trustee that:
(a)The Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada, is qualified to do business in each jurisdiction where the failure to be so qualified could have a materially adverse effect on the Guarantor's business, operations or condition (financial or otherwise) or on its ability to perform its obligations hereunder, and has the corporate power and authority, and all licenses, rights, permits, certificates, franchises and other privileges, necessary to carry on its business as presently conducted and to perform its obligations under this Agreement.
(b)The execution, delivery and performance by the Guarantor of this Agreement has been duly authorized by all necessary corporate action on the part of the Guarantor, does not require any approval of the shareholders of the Guarantor, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by the Guarantor with any, nor the Guarantor's performance of all, of the terms and provisions hereof will contravene or has contravened any judgment or order applicable to or binding on it or any applicable law or conflict with, result in any breach of, or constitute any default under, its organizational documents or conflict with, result in the creation of a lien under, or require the consent of any trustee or creditor pursuant to, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement or instrument to which the Guarantor is a party or by which it or any of its assets may be bound.
(c)This Agreement has been duly executed and delivered by the Guarantor, and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(d)There are no actions, suits or proceedings pending or, to the best of the Guarantor's knowledge after due inquiry, threatened in any court or before any regulatory commission, board or administrative or other Governmental Authority against or affecting the Guarantor which could have a materially adverse effect on its ability to enter into or perform its obligations under this Agreement or on the condition (financial or otherwise), operations, business or prospects of the Guarantor.
(e)The Guarantor is in material compliance with all applicable laws in all applicable jurisdictions, the violation of which could have a material adverse effect on the properties, business, prospects, profits or condition of the Guarantor.
(f)The Guarantor is solvent and will not be rendered insolvent by the consummation of the transactions contemplated by the Basic Documents, including, without limitation, this Agreement; after such consummation, the capital of the Guarantor will not be unreasonably small for the conduct of the business in which the Guarantor is engaged or is about to engage; the Guarantor has no intention or belief that it is about to incur debts beyond its ability to pay as they mature; and the Guarantor's participation in such transactions is made without any intent to hinder, delay or defraud either present or future creditors of the Guarantor, and none of the transactions contemplated by the Basic Documents to which the Guarantor is a party is void or voidable at the behest of any creditor of the Guarantor.
(g)The financial statements of the Guarantor for the fiscal year ending December 31, 2022 and the fiscal quarter ending June 30, 2023 (i) were prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or as permitted by Form 10-Q in the case of interim unaudited consolidated financial statements) and (ii) fairly represent in all material respects the consolidated financial condition and operations of the Guarantor as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated therein.
(h)Since December 31, 2022, there has been no material adverse change in the financial condition or prospects of the Guarantor.
(i)Both the Borrower and the Lessee are wholly-owned consolidated Subsidiaries of the Guarantor.
(j)It is in the best interests of the Guarantor to execute this Guaranty, inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loans made by the Lenders and the Guarantor agrees that the Lenders are relying on this representation in agreeing to make such Loans.
3.Covenants of the Guarantor. The Guarantor hereby covenants in favor of the Security Trustee as follows:
(a)The Guarantor agrees not to create any Lien on the Aircraft or the other Collateral and shall take all necessary action to remove and release any such Lien if created by Guarantor and shall reimburse and indemnify the Security Trustee, and each other party to any of the Basic Documents (excluding Lessee), for any loss incurred as a result of any such Lien created by Guarantor.
(b)The Guarantor shall not take any action to cause the Borrower or Lessee not to comply, or to prohibit the Borrower or Lessee from complying, with its covenants, agreements and undertakings set forth in the Basic Documents to which the Borrower or Lessee is or will become a party.

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(c)From time to time the Guarantor agrees that it will do all such acts, execute, acknowledge and deliver all such instruments and make all filings and recordings in all jurisdictions as it shall be reasonably requested by the Security Trustee to do or execute for the purpose of fully carrying out and effectuating this Agreement and the intent hereof.
(d)The Guarantor shall not, and shall not permit the Borrower or Lessee to, liquidate, dissolve or consolidate with or merge into or with any other Person without the prior written consent of the Security Trustee (acting on behalf of the Secured Parties).
(e)The Guarantor shall not at any time institute against the Borrower or Lessee or cause the Borrower or Lessee to make a voluntary filing or consent to an involuntary filing with respect to itself in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other Insolvency Proceeding.
(f)The Guarantor will deliver to the Administrative Agent and each Lender:
(i)as soon as available, and in any event within 180 days after the end of each fiscal year of the Guarantor (commencing with the fiscal year ended December 31, 2023), a consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, audited and accompanied by a report and opinion of independent public accountants of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards (and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and
(ii)promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of the Guarantor, and copies of all annual, regular, periodic and special reports and registration statements that the Guarantor may file or be required to file with the SEC or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, and not otherwise required to be delivered pursuant hereto, provided that, documents required to be delivered pursuant to this clause (f) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (A) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (B) on which such documents are posted on the Guarantor's behalf on an Internet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).
(g)Subject to the terms of this Agreement, the Guarantor has and will maintain no less than a 100% voting and 100% common equity interest in the Borrower and the Lessee.
4.Miscellaneous.
(a)Except as expressly otherwise provided herein, all notices, requests, demands or other communications to or upon the Security Trustee, or the Guarantor shall be deemed to have been duly given or made when given pursuant to the terms of the Credit Agreement.

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(b)Neither any Secured Party nor the Security Trustee shall by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach by the Guarantor of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Security Trustee or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Security Trustee or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Security Trustee or any Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law. No waiver of any of the terms and conditions of this Agreement and no notice to or demand on the Guarantor or any Guaranteed Party in any case shall entitle the Guarantor or any Guaranteed Party to any other or further notice or demand in similar or other circumstances or constitute the waiver of the rights of the Security Trustee or any Secured Party to any other or further action in any circumstances without notice or demand.
(c)This Agreement shall in all respects be governed by, and construed in accordance with, the law of the State of New York.
(d)The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court of the Southern District of New York and any New York state court sitting in this Borough of Manhattan, New York City, in any action or proceeding arising out of or relating to this Agreement, or the transactions contemplated hereby. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement against another party or its properties in the courts of any jurisdiction.
(e)The Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (d) of this Section 4. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(f)THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(g)If any provision hereof should be held invalid, illegal, or unenforceable in any respect in any jurisdiction, then, to the fullest extent permitted by law, (i) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Security Trustee in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the Guarantor hereby waives any provision of law which would render any provision hereof prohibited or unenforceable in any respect.
(h)No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure by the Guarantor therefrom, shall in any event

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be effective unless the same shall be in writing specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and is signed by each of the Security Trustee and the Guarantor, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Security Trustee and the Guarantor.
(i)This Agreement shall be binding upon the Guarantor, its successors and permitted assigns, and shall inure to the benefit of the Security Trustee, on behalf of the Secured Parties, and be enforceable by the Security Trustee and its successors and assigns; provided that, the Guarantor shall not assign any of its obligations hereunder without the prior written consent of the Security Trustee. This Agreement shall not be deemed to create any right in any Person or entity nor be construed in any respect to be a contract in whole or in part for the benefit of any Person or entity except as provided herein.
5.Reorganization of Payment Obligation. If, as a result of any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding with respect to, or affecting the status, existence, assets or obligations of any Guaranteed Party, the amount or timing of any payment, observance or performance of any Guaranteed Obligations shall be discharged, adjusted, rescheduled, rearranged or otherwise becomes payable in an amount or at a time, other than as specifically provided for in the Basic Documents, the Guarantor specifically agrees, as a primary obligation, to pay, observe and perform such Guaranteed Obligations at the time and in the amount such payment, observance or performance would have become due in accordance with the terms of the Basic Documents if such insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding had not occurred.
6.No Set-Off. The obligations of the Guarantor hereunder shall not be released, discharged or otherwise affected by the existence of any claim, set-off, defense, or other right that the Guarantor may have at any time and from time to time against the Security Trustee, any Secured Party or any other Person or entity, whether in connection herewith or with any related or unrelated transaction.
*    *    *

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IN WITNESS WHEREOF, each of the Guarantor and the Security Trustee has caused this Allegiant Guarantee Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.
ALLEGIANT TRAVEL COMPANY, as Guarantor
By:    /s/:Robert Neal
Name: Robert Neal
Title: CFO

[Signature Page to Allegiant Guarantee Agreement]

BANK OF UTAH, as Security Trustee
By:    /s/: Michael Arsenault
Name: Michael Arsenault
Title: Senior Vice President

[Signature Page to Allegiant Guarantee Agreement]